Exhibit 99.1

Baxano Surgical, Inc. Announces Financing Commitments for Up to $22.0 Million

-	Credit Facility for up to $15.0 Million with Hercules Technology Growth Capital
-	Stock Purchase Agreement for up to $7.0 Million with Lincoln Park Capital Fund

RALEIGH, NC — (GLOBE NEWSWIRE)— December 3, 2013—Baxano Surgical, Inc. (NASDAQ:BAXS), a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, today announced the execution of a comprehensive financing that includes securing a credit facility of up to $15.0 million with Hercules Technology Growth Capital, Inc. (“Hercules”) (NYSE:HTGC) and entering into a stock purchase agreement for up to $7.0 million with Lincoln Park Capital Fund, LLC (“Lincoln Park”).

"Executing this comprehensive financing strategy is designed to provide us with the financial flexibility to continue to grow our business focused on the minimally invasive spine market, the fastest growing segment in spine" commented Ken Reali, President and CEO of Baxano Surgical. "These financing commitments will provide us with access to capital allowing us to continue to execute our growth strategy.”

On December 3, 2013, the Company obtained a credit facility of up to $15.0 million (the “Credit Facility”) from Hercules. The Credit Facility will mature in 38 months, or in 41 months if the specified revenue targets are achieved. The Credit Facility provides for up to three separate advances of $7.5 million, $2.5 million and $5.0 million, with the first advance available at closing and the availability of the second and third advances dependent upon the Company achieving specified revenue targets for the fourth quarter of its 2013 fiscal year and the first quarter of its 2014 fiscal year, respectively, as well as an equity financing condition for the third advance. Each advance accrues interest at a rate equal to the prime rate plus 7.75% (with the prime rate subject to a floor of 4.75%), calculated on an actual/360 basis and payable monthly in arrears. The Credit Facility includes customary warrant coverage, but no financial covenants, and is secured by the Company’s assets. Proceeds from the Credit Facility will be used to pay off an existing credit facility and cash collateralize letters of credit, and for general corporate and working capital purposes.

In addition to the term loan, as of December 3, 2013, the Company entered into a $7.0 million common stock purchase agreement with Lincoln Park. Subject to certain limitations and conditions set forth in the purchase agreement, over a 36 month period of time, the Company has the ability, but not the obligation, to control the timing and amount of any common stock sales to Lincoln Park. There are no upper limits to the price at which Lincoln Park is obligated to purchase the common stock, but the Company may not sell common stock to Lincoln Park below the floor price set forth in the purchase agreement. Lincoln Park has no right to require any sales of common stock by the Company and is obligated to purchase the common stock as directed by Baxano Surgical. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock. The common stock that may be sold under the $7.0 million purchase agreement is the subject of a prospectus supplement pursuant to the Company’s effective shelf registration statement and base prospectus contained therein.

Additional details regarding the financings are included in a Current Report on Form 8-K filed on December 3, 2013 by Baxano Surgical with the Securities and Exchange Commission. Armentum Partners acted as financial advisor to Baxano Surgical with respect to the debt transaction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor will there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF® family of products for single and two level lower lumbar fusion, the VEO® lateral access and interbody fusion system, the iO-Flex® system, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures and the iO-Tome® instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures. Baxano Surgical was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

AxiaLIF, VEO, iO-Flex and iO-Tome are registered trademarks of Baxano Surgical.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) ("Hercules") is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science and energy and renewables technology industries, at all stages of development. Since inception (December 2003), Hercules has committed more than $3.9 billion to over 250 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Hercules' common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol "HTGC."

In addition, Hercules has two outstanding bond issuances of 7.00% Senior Notes due 2019—the April 2019 Notes and September 2019 Notes—which trade on the NYSE under the symbols "HTGZ" and "HTGY," respectively.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

About Lincoln Park Capital Fund, LLC

Lincoln Park Capital Fund, LLC is an institutional investor headquartered in Chicago, Illinois. Lincoln Park’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology. Lincoln Park’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.lpcfunds.com.

Forward Looking Statements

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, our ability to raise additional capital, our ability to comply with our settlement agreement and Corporate Integrity Agreement with certain entities of the U.S. government, stockholder class action lawsuits, the price of the Company’s common stock, the Company’s ability to achieve revenue targets required by the Credit Facility and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with Baxano Surgical’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on Baxano Surgical's expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Contact:

Baxano Surgical, Inc.

Tim Shannon, VP Finance and Interim Chief Financial Officer

919-926-8762

or

Westwicke Partners

Mark Klausner

443-213-0501

baxanosurgical@westwicke.com

Source: Baxano Surgical, Inc.